UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2010
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas0-20791 75-1974352	0-20791	75-1974352
(State or other jurisdiction(Commission (IRS Employer	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)File Number) Identification No.)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Amarillo Biosciences, Inc. (ABI) has license and supply agreements with Hayashibara Biochemical Laboratories (HBL), the sole supplier of human interferon alpha (IFNα) and anhydrous crystalline maltose (ACM) to the Company. HBL is part of the Hayashibara Group of companies, which announced on February 2, 2011 on its website in Japan that it had filed a petition for corporate reorganization with the Tokyo District Court.

In a letter to customers dated February 2, 2011, Mr. Hideki Matsushima, who has been appointed by the Tokyo District Court to be the provisional administrator of HBL, made the following statements, “…I would like to inform you that we will endeavor to supply our products to our customers in a stable fashion. We believe that we will be able to ensure a stable supply of our products, since we have been permitted by the Tokyo District Court to pay our debts to our suppliers related to the purchase of raw materials for our products, on the condition that our suppliers will continue to do business with us under the pre-existing payment terms and conditions.”

Based on these statements from Mr. Matsushima, ABI does not expect any disruption in the supply of IFNα or ACM from HBL.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:  February 4, 2011.

AMARILLO BIOSCIENCES, INC.

By:  /s/ Joseph M. Cummins
Joseph M. Cummins, Chairman of the Board,
President and Chief Executive Officer